Certification under Rule 466

The depositary, Deutsche Bank Trust Company Americas, represents and certifies the following:

(1)  That it previously had filed a registration statement on Form F-6 (Liquefied Natural Gas Limited. 333-193271) that the Commission declared effective, with terms of deposit identical to the terms of deposit of this registration statement.

(2)  That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By:

By:	/s/ James Kelly
Name: James Kelly Title: Vice President

By:	/s/ Christopher Konopelko
Name: Christopher Konopelko Title: Director